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                                                                    Exhibit 99.3

                          INDEPENDENT AUDITORS' REPORT


Shareholders
First Community Financial Corporation
Two North Main Street
Mifflintown, Pennsylvania


We have audited the accompanying consolidated balance sheet of First Community Financial Corporation and subsidiary (The First National Bank of Mifflintown) as of December 31, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Community Financial Corporation and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




                                               /s/  Greenawalt & Company, P.C.


January 24, 2002
Mechanicsburg, Pennsylvania